[TOPS LETTERHEAD]



                                 August 25, 1998




Dear Shareholders:

                  Enclosed for your information is an Information Statement respecting action taken by a majority of Tops Appliance City, Inc.'s (the "Company") shareholders, as of July 21, 1998, by consent pursuant to N.J.S.A. 14A:5-6(2) to issue 3,480,000 shares of the Company's authorized and unissued common stock, no par value, to Bay Harbour Management, L.C. or its managed accounts. The Board of Directors of the Company unanimously approved the issuance of such shares of common stock. The issuance of such shares of common stock is more fully described in the accompanying Information Statement. No vote is being requested of the Company's shareholders by this Information Statement and no special meeting of shareholders is being called.

                                   Sincerely,

                                                     /s/ Robert G. Gross

                                                     Robert G. Gross
                                                     Chairman of the Board

                            TOPS APPLIANCE CITY, INC.
                           45 Brunswick Avenue, CN-14
                            Edison, New Jersey 08818

                              INFORMATION STATEMENT


                  Accompanying this Information Statement is a Consent executed by Leslie S. Turchin, individually, The Turchin Family Limited Partnership, and The Westinghouse Electric Corporation Master Trust, all shareholders of the Company (the "Shareholders"), who as of July 21, 1998 (the "Record Date") owned in the aggregate 4,974,625 shares of the Company's issued and outstanding shares of common stock, no par value (the "Common Stock"), being fifty-one and nine-tenths (51.9%) percent of the issued and outstanding shares of Common Stock. The Common Stock has no preemptive rights attaching thereto. The Board of Directors of the Company fixed the close of business on July 21, 1998, as the record date for the determination of shareholders who are entitled to receive this Information Statement. As of the Record Date, the Company had 9,571,931 outstanding shares of Common Stock the holders of which are entitled to one vote per share. In the absence of a meeting of the shareholders of the Company, the affirmative vote of a majority of the Company's outstanding shares of common stock is required to approve the matters set forth in this Information Statement. This Information Statement and the enclosed Consent are being sent to the shareholders of the Company on or about August 31, 1998. The action to be effected as set forth in the Consent and more fully described in this Information Statement shall take effect on or about September 23, 1998. Under New Jersey law, the shareholders of the Company have no appraisal or similar rights of dissent from the actions taken or to be taken by the Company as described in this Information Statement.


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             ISSUANCE OF SECURITIES

                  The Company issued 1,400,000 shares of Common Stock to Bay Harbour Management, L.C. or its managed accounts ("Bay Harbour") for $5,040,000 pursuant to the terms of a Share Purchase Agreement (the "Share Agreement"), dated as of July 16, 1998, between the Company and Bay Harbour (the "Private Placement"). The Company used the net proceeds from the Private Placement for working capital and capital expenditures for new stores . The shares of Common Stock issued in connection with the Private Placement have not been registered pursuant to the Securities Act of 1933 (the "Act") nor under any State securities laws, but the Company has agreed to use its best efforts to cause such shares of Common Stock to be registered under the Act.

                  In addition, pursuant to a letter agreement (the "Letter Agreement"), dated July 16, 1998, the Company agreed to permit Bay Harbour to convert $6,090,000 principal amount of the Company 6-1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") into 3,480,000 shares of Common Stock at a conversion price of $1.75 per share (the "Conversion") in order that the Company may reduce its long-term debt and debt service obligations. The Company shall pay interest on the Debentures through the date of the Conversion. The Debentures were issued pursuant to that certain Debenture Exchange Agreement, dated August 20, 1997, between the Company and BEA Associates, a New York partnership. The Conversion shall occur on or about September 23, 1998. The Company shall not receive any proceeds from the Conversion, but shall reduce its long-term debt and its debt service obligations as a result of the Conversion. The Conversion shall have no effect on the rights of any other holders of any of the Company's securities. The shares of Common Stock issued in connection with the Conversion have not been registered pursuant to the Act nor under any State securities laws, but the Company has agreed to use its best efforts to cause such shares of Common Stock to be registered under the Act.

                    Pursuant to the Share Agreement and the Letter Agreement, the Company agreed that provided that Bay Harbour held not less than 15% of the issued and outstanding shares of Common Stock, Bay Harbour could, in the aggregate, nominate three individuals for election to the Company's Board of Directors.

                  The Board of Directors of the Company approved each of the Private Placement and the Conversion by Unanimous Consents. The Company obtained the approval of the Shareholders with regard to the Conversion to satisfy National Association of Securities Dealers, Inc. ("NASD") Rule 4460 (the "Rule") which requires, among other things, that shareholder approval is required if an issuer subject to NASD rules increases the number of issued and outstanding shares of stock by twenty (20%) percent or more where the consideration received by the issuer upon such issuance is less than the greater of the book value and market value in respect of such newly issued shares of stock. The Company will receive the equivalent of $1.75 per share as a result of the Conversion which amount is less than the greater of the book value and market value of one share of the Company's Common Stock. The Conversion will increase the number of issued and outstanding shares of Common Stock by approximately thirty-six (36%) percent. Shareholder approval was not obtained with regard to the Private Placement because the Private Placement only increased the number of issued and outstanding shares of Common Stock by approximately seventeen (17%) percent as of July 21, 1998 and the Private Placement and the Conversion are unrelated transactions which were not contingent upon each other.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                  The following table sets forth, as of July 21, 1998, the name and number of shares of Common Stock held by each person known to the Company to own beneficially more than five percent (5%) of the Company's Common Stock and the number of shares owned by each director of the Company, the Company's Chief Executive Officer and its other two most highly compensated executive officers, and all directors and executive officers as a group. Each of the following has an address c/o Tops Appliance City, Inc., 45 Brunswick Avenue, CN-14, Edison, New Jersey 08818, except for The Westinghouse Electric Corporation Master Trust, whose address is 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, Bay Harbour Management, L.C. whose address is 885 Third Avenue, 34th Floor, New York, New York 10022, and Robert D. Carl, III whose address is 8300 Dunwoody Place, Suite 209, Atlanta, Georgia 30350. All shares are owned directly by the named person, except that Mr. Holland's shares are owned by his wife.

                                                        Number of            Percent
Name                                                   Shares Owned         of Class


Robert G. Gross ................................         217,879(a)           2.2%

Richard L. Jones ...............................          80,000(b)           0.83%

Thomas L. Zambelli .............................          40,000(c)
                                                                              0.42%

Leslie S. Turchin ..............................       2,051,187(d)          25.6%

Anthony L. Formica .............................           3,667(e)        --

John H. Hollands ...............................           4,167(e)        --

The Westinghouse Electric Corporation ..........       2,523,438             26.4%
   Master Trust

Bay Harbour Management, L.C ....................       1,400,000(f)          14.6%

Robert D. Carl, III ............................         857,143              8.9%

All Officers and
  Directors as a
  Group (12 persons) ...........................       2,396,900             25.0%


     (a) Includes 183,333 shares which can be acquired pursuant to the exercise of vested stock options.

     (b) Includes 60,000 shares which can be acquired pursuant to the exercise of vested stock options.

     (c) Includes 40,000 shares which can be acquired pursuant to the exercise of vested stock options.

     (d) Does not include 400,000 shares held by a family partnership in which Mr. Turchin has a 10% equity interest and over which he has shared voting power.

     (e) Includes 1,667 shares which can be acquired pursuant to the exercise of vested stock options.

     (f) The Bay Harbour shares are actually owned beneficially by funds controlled by Bay Harbour. In addition, on July 17, 1998 Bay Harbour acquired options from The Turchin Family Limited Partnership ("TFLP") to acquire 200,000 shares of Common Stock from TFLP, and pursuant to a Share Purchase Agreement, dated as of July 17, 1998, between Bay Harbour and TFLP, Bay Harbour agreed to acquire from TFLP 200,000 shares of Common Stock which acquisition had not closed as of July 21, 1998

                                     GENERAL

         The expense of this Information Statement is to be borne by the Company.

                                              By Order of the Board of Directors

                                              TOPS APPLIANCE CITY, INC.


                                              /s/ Robert G. Gross
                                              ROBERT G. GROSS,
                                              Chairman of the Board



Edison, New Jersey
August 25, 1998